Exhibit 21.1
 MARRIOTT VACATIONS WORLDWIDE CORPORATION
SIGNIFICANT SUBSIDIARIES
(as of December 31, 2021)

Subsidiaries Organized in the United States	Jurisdiction of Organization

Champagne Resorts, Inc	Delaware

Flex Collection, LLC	Florida

HPC Developer, LLC	Delaware

ILG, LLC	Delaware

Interval International, Inc.	Florida
Entity also does business under the names:
• Interval Purchasing Services	• Preferred Residences
• Shared Ownership Investment Conference

Marriott Ownership Resorts, Inc.	Delaware
Entity also does business under the names:
• Grand Residence by Marriott	• Marriott Vacation Club International Corp.
• Grand Residences by Marriott	• Marriott’s Mountainside Resort
• Marriott Golf Academy	• Marriott’s Summit Watch
• Marriott Vacation Club	• Marriott’s Waiohai Beach Resort
• Marriott Vacation Club International	• The Marketplace

Marriott Resorts Hospitality Corporation	South Carolina
Entity also does business under the names:
• Marriott Vacation Club International	• Marriott’s Vacation Club, South Beach
• Marriott Vacation Club International Corp.	• Marriott’s Villas at Doral
• Marriott Vacation Club, New York City	• Marriott’s Willow Ridge Lodge
• Marriott Vacation Club, South Beach	• Reflections
• Marriott Vacation Club Pulse, New York City	• Strand Bistro
• Marriott Vacation Club Pulse San Diego	• The Lobby Lounge
• Marriott’s Custom House	• The Market Place
• Marriott’s Legends Edge at Bay Point	• Tidewater’s Sweets and Sundries
• Marriott’s Oceana Palms	• Top of the Strand

Marriott Resorts, Travel Company, Inc.	Delaware
Entity also does business under the names:
• Marriott Vacation Club International	• MVC Exchange Company

MVCO Series LLC	Delaware

MVW 2019-1 LLC	Delaware

MVW 2019-2 LLC	Delaware

MVW 2020-1 LLC	Delaware

MVW 2021-1W LLC	Delaware

MVW SSC, Inc.	Delaware

MVW US Holdings, Inc.	Delaware

Subsidiaries Organized in the United States	Jurisdiction of Organization

MVW US Services, LLC	Delaware

MVW Vacations LLC	Delaware

Scottsdale Residence Club, Inc.	Florida

Sheraton Flex Vacations, LLC	Florida

Vistana Hawaii Management, Inc.	Hawaii

Vistana Signature Experiences, Inc.	Delaware

Vistana Signature Network, Inc.	Delaware

Vistana Vacation Ownership, Inc.	Florida

VSE Pacific, Inc.	Florida
Entity also does business under the names:
• Hawaii Activity Planners	• Westin Ka'anapali Ocean Resort Villas
• The West Nanea Ocean Villas	• Westin Vacation Club

Subsidiaries Organized Outside the United States	Jurisdiction of Organization

Costa Del Sol Development Company N.V.	Aruba
Entity also does business under the name:
• Aruba Surf Club Development and Management Company

Lagunamar Cancun Mexico, Inc. (Mexico Branch)	Mexico

MVCI Asia Pacific Pte. Ltd.	Singapore

MVCI Holidays, S.L.	Spain

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